EXHIBIT 99.1

September 9, 2003

Xmark Fund, L.P.

Xmark Fund, Ltd.

152 West 57th Street, 21st Floor

New York, New York 10019

SDS Merchant Fund, LP

c/o SDS Capital Partners, LLC

53 Forest Avenue, 2nd Floor

Old Greenwich, CT 06870

OTAPE Investments LLC

1 Manhattanville Road

Purchase, New York 10577

Re:	Sontra Medical Corporation Series A Preferred Stock
Pre-emptive Rights and Expenses

Dear Subscriber:

Reference is made to those certain Subscription Agreements between each of you and Sontra Medical Corporation, a Minnesota corporation (the “Company”), each as amended and supplemented by those certain Series A Unit Supplemental Agreements, of even date herewith, between each of you and the Company (each as amended and supplemented, a “Subscription Agreement”), pursuant to which the Company is agreeing to sell, and you are agreeing to purchase, upon the terms and conditions set forth therein, units (the “Units”), each Unit consisting of (i) one share of the Company’s Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred”), and (ii) a warrant (the “Common Stock Warrant”) to purchase one share of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) for the Subscription Amount specified therein. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Subscription Agreement. The signatories to this letter agreement, other than the Company, are referred to herein as the “Rights Holders.”

The terms and provisions of this letter shall not be effective until the Closing Date.

1. Pre-emptive Rights.

(a) If, prior to the third anniversary of the Closing Date, the Company proposes to issue, grant or sell any Common Stock, Options or Convertible Securities and any other equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component, including, but not limited to, any

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September 9, 2003

additional issuances of Series A Preferred and Common Stock Warrants issued in connection therewith (the “Pre-emptive Shares”), the Company shall first give to each of the Rights Holders a written notice to the address set forth above (or such other address as such Rights Holder may designate from time to time in writing to the Company) setting forth in reasonable detail the price and other terms on which such Pre-emptive Shares are proposed to be issued or sold, the terms of such Pre-emptive Shares and the amount thereof proposed to be issued, granted or sold. Each of the Rights Holders shall thereafter have the pre-emptive right, upon written notice given to the Company no later than ten (10) days after receipt of the Company’s notice, to purchase the number of such Pre-emptive Shares set forth in such Rights Holder’s notice (up to such Rights Holder’s Proportionate Share) for the price and other terms set forth in the Company’s notice. Any notice by a Rights Holder exercising the right to purchase Pre-emptive Shares pursuant to this letter shall constitute an irrevocable commitment to purchase from the Company the Pre-emptive Shares (up to such Rights Holder’s Proportionate Share) specified in such notice. The closing of the purchase of Pre-emptive Shares by the Rights Holders shall take place on such date, no more than thirty (30) days after the expiration of the ten-day period referred to above, as the Company may determine; provided, that the Company shall give the purchasing Rights Holders prompt prior notice of such date. To the extent that a Rights Holder does not exercise its pre-emptive right to the full extent of its Proportionate Share, each other Rights Holder shall have the right to purchase the Pre-emptive Shares that such non-purchasing Rights Holder was entitled to, but did not, purchase in proportion to each other such Rights Holder’s respective Proportionate Share.

From the expiration of the ten-day period first referred to above and for a period of ninety (90) days thereafter, the Company may offer, issue, grant and sell to any Person Pre-emptive Shares having the terms set forth in the Company’s notice relating to such Pre-emptive Shares for a price and other terms no less favorable to the Company, and including no less cash, than those set forth in such notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however, that the Company may not issue, grant or sell Pre-emptive Shares in an amount greater than the amount set forth in such notice minus the amount purchased or committed to be purchased by the Rights Holders upon exercise of their pre-emptive rights.

(b) For purposes of this Agreement, “Proportionate Share” means, with respect to a Rights Holder, as applied to the dollar amount of the subject issuance, grant or sale of Pre-emptive Shares; (i) on or before the first anniversary of the Closing Date, the product of (1) 33.33% multiplied by (2) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Rights Holder (on as converted/exercised basis) and the denominator of which is the total number of shares of Common Stock owned by all of the Rights Holders then exercising their pre-emptive rights hereunder (on as converted/exercised basis); and (ii) after the first anniversary of the Closing Date, a fraction, the numerator of which is the total number of shares of Common Stock owned by such Rights Holder (on as converted/exercised basis) and the

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September 9, 2003

denominator of which is the total number of shares of Common Stock then issued and outstanding (on as converted/exercised basis).

(c) The provisions of this letter shall not apply to (i) the grant or exercise of any stock, options or warrants which may hereafter be granted or exercised under any equity incentive plan of the Company now existing or to be implemented in the future which is approved in good faith by the Board of Directors of the Company or a committee of non-employee directors established for such purpose; (ii) the conversion of the Series A Preferred or the exercise of the Common Stock Warrants issued in connection therewith; (iii) the issuance of additional shares of Series A Preferred and Common Stock Warrants issued in connection therewith on or prior to October 31, 2003; (iv) the issuance of securities pursuant to a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act; (v) the issuance of securities in connection with a bona fide business acquisition; (vi) the issuance of stock, warrants or other securities or rights to persons or entities in connection with commercial lease lines or bank financing provided that such issuances are primarily for purposes other than equity financing; or (vii) the issuance of securities in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements (but excluding any sale of substantially all of the Company’s assets or any merger or consolidation of the Company into or with another entity in which the holders of the capital stock of the Company immediately prior to such merger or consolidation do not hold at least fifty percent (50%) in voting power of the surviving corporation).

(d) A Rights Holder shall only have the pre-emptive rights under this Section 1 for so long as such Rights Holder holds shares of Series A Preferred.

2. Definitions. As used in this letter, the following terms shall have the following meanings:

“Convertible Securities” shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

3. Expenses. The Company shall pay to Xmark Fund, L.P. and/or Xmark Fund, Ltd. (“Xmark”) at the Closing, reimbursement for the out-of-pocket expenses reasonably incurred by Xmark, their affiliates, and their advisors in connection with the negotiation, preparation, execution and delivery of this letter, the Subscription Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, reasonable due diligence and attorneys’ fees and expenses, up to an aggregate of $7,000 (the “Expenses”) upon presentation of invoices to the Company. At the Closing, the Expenses will be paid by delivery by the Company by wire transfer of immediately available funds to Xmark upon

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September 9, 2003

presentation of invoices to the Company. In the event Xmark expects its actual out-of-pocket expenses to exceed $7,000, Xmark shall seek approval from the Company (not to be unreasonably withheld or delayed) in advance of incurring any such additional expenses, and any such approved expenses shall be reimbursed by the Company.

4. Further Assurance. Subject to the terms and conditions provided herein and in the Subscription Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the provisions of this letter.

5. Conflicts. To the extent of any conflicts between this letter and the Subscription Agreement, this letter shall control.

6. Waiver. Any of the terms or conditions of this letter may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

7. Entire Agreement. This letter constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

8. Counterparts. This letter may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

9. Governing Law. This letter shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without reference to the choice of law principles thereof.

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Pre-emptive Rights Letter

September 9, 2003

If the foregoing is acceptable to you, please countersign this letter where indicated below.

Very truly yours,

SONTRA MEDICAL CORPORATION

By:	/s/ Sean Moran
Name:	Sean Moran
Title:	CFO

RIGHTS HOLDERS: XMARK FUND, L.P. XMARK FUND, LTD.

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	CIO

SDS MERCHANT FUND, LP

By:	/s/ Steve Derby
Name:	Steve Derby
Title:	Managing Member

OTAPE INVESTMENTS LLC

By:	/s/ Rich Cayne
Name:	Rich Cayne
Title:	General Counsel